 As filed with the Securities and Exchange Commission on February ___, 1998
                                         Registration No. 333-
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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                         ----------------------

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933

                         ----------------------

                        SUPERMAIL INTERNTIONAL, INC.
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         ----------------------


                UTAH                            87-0423053
-------------------------------           -----------------------
(STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)            IDENTIFICATION NUMBER)


                    2201 PARK TOWNE CIRCLE, SUITE 200
                         SACRAMENTO, CA  95825
                (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         ----------------------

                         1998 CONSULTANT PLAN


                        (FULL TITLE OF THE PLANS)

                         ----------------------

                          CHRISTINE A. UMBERTINO
                  CHIEF EXECUTIVE OFFICER AND PRESIDENT
                       SUPERMAIL INTERNATIONAL, INC.
                    2201 PARK TOWNE CIRCLE, SUITE 200
                          SACRAMENTO, CA  95825
                              (916) 483-1131
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         ----------------------

                                Copy To:
                            ADAM D. LEVY, ESQ.
                    WILSON SONSINI GOODRICH & ROSATI
                         PROFESSIONAL CORPORATION
                            650 PAGE MILL ROAD
                         PALO ALTO, CA 94304-1050
                             (650) 493-9300

                         ----------------------

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

                   CALCULATION OF REGISTRATION FEE
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-------------------------------------------------------------------------------------------------------------
                                                    PROPOSED       PROPOSED
               TITLE OF            MAXIMUM           MAXIMUM        MAXIMUM
              SECURITIES           AMOUNT            OFFERING      AGGREGATE       AMOUNT OF
                TO BE              TO BE            PRICE PER       OFFERING      REGISTRATION
              REGISTERED         REGISTERED           SHARE          PRICE            FEE
-------------------------------------------------------------------------------------------------------------
1998 Consultant Plan
  $0.06 par value............  3,000,000 shares       $0.35 (1)    $1,050,000         $318

     TOTAL...................  3,000,000 SHARES        ------      $1,050,000         $318
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The calculation is based upon the average of the bid and asked price Common Stock as reported on The Nasdaq National Market on February 23, 1998 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                           SUPERMAIL INTERNATIONAL, INC.
                        REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (1) The Registrant's Annual Report on Form 10-K SB for the year ended December 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934, on March 31, 1997.

     (2) The Registrant's Quarterly Report on Form 10-Q SB for the quarter ended March 31, 1997 filed pursuant to Section 13 of the Exchange Act on May 15, 1997.

     (3) The Registrant's Quarterly Report on Form 10-Q SB for the quarter ended June 30, 1997 filed pursuant to Section 13 of the Exchange Act on August 14, 1997.

     (4) The Registrant's Quarterly Report on Form 10-Q SB for the fiscal year ended September 30, 1997 filed pursuant to Section 13 of the Exchange Act on December 19, 1997.

     (5) The description of the Common Stock of the Company that is contained in the Form 8 amendment to the Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act on September 12, 1988.

     (6) All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Bylaws provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law, including circumstances in which indemnification is otherwise discretionary under Utah law.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable

ITEM 8.      EXHIBITS.


Exhibit
Number                        Description
-------      ---------------------------------------------------------------
4.1          1998 Consultant Plan.


5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to the legality of securities being registered.

23.1         Consent of Singer Lewak Greenbaum & Goldstein LLP Independent
             Accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1         Power of Attorney (see page II-4).


ITEM 9.      UNDERTAKINGS.

     A.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act or 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Supermail International, Inc., a corporation organized and existing under the laws of the State of Utah, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sacramento, California, on this 26th day of February, 1998.

                                   SUPERMAIL INTERNATIONAL, INC.

                                   By: /s/ Christine A. Umbertino
                                       --------------------------
                                       Christine A. Umbertino
                                       Chief Executive Officer

                          POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christine A. Umbertino and Mercedes Veiga, jointly and severally, as her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                                Date
-----------------------     ------------------------------------      ------------------
/s/ Christine Umbertino     Chief Executive Officer and Director      February 26, 1998
-----------------------     (Principal Executive Officer)
Christine Umbertino

/s/ Kurt Lee                Chief Financial Officer (Principal        February 26, 1998
-----------------------     Financial and Accounting Officer)
Kurt Lee

/s/ Umberto Umbertino       President and Director                    February 26, 1998
-----------------------
Umberto Umbertino

/s/ Mercedes Veiga          Senior Vice President and Director        February 26, 1998
-----------------------
Mercedes Veiga

/s/ John J. Feliz           Director                                  February 26, 1998
-----------------------
John J. Feliz

_______________________     Director
Bradley Cox


                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549

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                                     EXHIBITS

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                         REGISTRATION STATEMENT ON FORM S-8

                           SUPERMAIL INTERNATIONAL, INC.

                                FEBRUARY 27, 1998

                                 INDEX TO EXHIBITS



Exhibit
Number                              Description
--------   ---------------------------------------------------------------
4.1        1998 Consultant Plan and form of agreement thereunder.

5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to the legality of securities being registered.

23.1       Consent of Singer Lewak Greenbaum & Goldstein LLP Independent
           Accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1       Power of Attorney (see page II-4).